Exhibit 99.1

CONTACT:	MICHAEL SHRINER, PRESIDENT & CEO JAWAD CHAUDHRY, EVP, CFO & TREASURER (201) 823-0700

BCB Bancorp, Inc. Earns $4.3 Million in Third Quarter 2025;

Reports $0.22 EPS and

Declares Quarterly Cash Dividend of $0.16 Per Share

BAYONNE, N.J., October 27, 2025 -- BCB Bancorp, Inc. (the “Company”), (NASDAQ: BCBP), the holding company for BCB Community Bank (the “Bank”), today reported net income of $4.3 million for the third quarter of 2025, compared to net income of $3.6 million in the second quarter of 2025, and net income of $6.7 million for the third quarter of 2024. Earnings per diluted share for the third quarter were $0.22 compared to $0.18 per diluted share in the preceding quarter and $0.36 in the third quarter of 2024.

The Company also announced that its Board of Directors has declared a regular quarterly cash dividend of $0.16 per share. The dividend will be payable on November 24, 2025, to common shareholders of record on November 10, 2025.

“We are pleased to report another profitable quarter with increasing capital ratios, a strong liquidity position, and continued focus on optimizing both the asset and liability sides of our balance sheet. Our net interest margin continued to expand on a linked quarter basis highlighting our efforts in successfully managing the funding profile of the Bank,” Michael Shriner, President and Chief Executive Officer of BCB Bank, explained.

“As disclosed previously, we continue to proactively address our asset quality and remain disciplined in booking loan loss provisioning expenses and assigning appropriate risk-ratings to support our loan loss reserves for the third quarter. The net charge-offs in the quarter were elevated primarily due to the $12.7 million charge-off of previously established specific reserves for a cannabis-related relationship, as reported in our first quarter press release,” added Mr. Shriner.

Executive Summary

•	Total deposits were $2.687 billion at September 30, 2025, compared to $2.662 billion at June 30, 2025.

•	Net interest margin increased to 2.88 percent for the third quarter of 2025, compared to 2.80 percent for the second quarter of 2025, and 2.58 percent for the third quarter of 2024.

•	The total yield on our interest-earning assets was 5.23 percent for the third quarter of 2025, compared to 5.24 percent for the second quarter of 2025, and 5.44 percent for the third quarter of 2024.

•

The total cost of our interest-bearing liabilities decreased 10 basis points to 3.06 percent for the third quarter of 2025, compared to 3.16 percent for the second quarter of 2025, and decreased 56 basis points from 3.62 percent for the third quarter of 2024.

•	The efficiency ratio for the third quarter was 62.6 percent compared to 60.6 percent in the prior quarter, and 53.2 percent in the third quarter of 2024.

•	The annualized return on average assets ratio for the third quarter was 0.50 percent, compared to 0.42 percent in the prior quarter, and 0.72 percent in the third quarter of 2024.

•	The annualized return on average equity ratio for the third quarter was 5.4 percent, compared to 4.6 percent in the prior quarter, and 8.3 percent in the third quarter of 2024.

•

The provision for credit losses was $4.1 million in the third quarter of 2025 compared to $4.9 million for the second quarter of 2025. In the third quarter of 2024, the Bank recorded a provision for credit losses of $2.9 million.

•

The allowance for credit losses (“ACL”) as a percentage of non-accrual loans was 40.4 percent at September 30, 2025, compared to 49.8 percent for the prior quarter-end and 98.2 percent at September 30, 2024. Total non-accrual loans were $93.5 million at September 30, 2025, $101.8 million at June 30, 2025, and $35.3 million at September 30, 2024.

BCBP Reports Third Quarter 2025 Results

October 27, 2025

•	Total loans receivable, net of the allowance for credit losses, of $2.789 billion at September 30, 2025, decreased from $2.996 billion at December 31, 2024.

Balance Sheet Review

Total assets decreased by $246.0 million, or 6.8 percent, to $3.353 billion at September 30, 2025, from $3.599 billion at December 31, 2024. This decrease is largely the result of a successful strategic initiative to enhance capital ratios. The decrease in total assets was mainly focused on a decrease in cash and cash equivalents and net loans.

Total cash and cash equivalents decreased by $67.7 million, or 21.3 percent, to $249.6 million at September 30, 2025, from $317.3 million at December 31, 2024. The decrease in cash was primarily due to the reduction of the Bank’s exposure to wholesale funding by paying down high cost brokered deposits and FHLB advances.

Loans receivable, net, decreased by $207.3 million, or 6.9 percent, to $2.789 billion at September 30, 2025, from $2.996 billion at December 31, 2024. Total loan decreases during the period included decreases totaling $111.3 million in commercial real estate and multi-family loans, $24.6 million in construction loans, $62.8 million in commercial business loans, and $5.9 million in 1-4 family residential loans and home equity loans. The allowance for credit losses increased $3.0 million to $37.8 million, or 40.4 percent of non-accruing loans and 1.34 percent of gross loans, at September 30, 2025, as compared to an allowance for credit losses of $34.8 million, or 77.8 percent of non-accruing loans and 1.15 percent of gross loans, at December 31, 2024.

Total investment securities increased by $14.1 million, or 12.7 percent, to $125.3 million at September 30, 2025, from $111.2 million at December 31, 2024, representing current year purchases, net of investments called during 2025.

Deposits decreased by $63.5 million, or 2.3 percent, to $2.687 billion at September 30, 2025, from $2.751 billion at December 31, 2024. Brokered deposits and transaction accounts decreased $68.5 million and $59.8 million, respectively, and were offset by increases in money market accounts, certificate of deposit accounts and savings accounts which totaled $64.8 million.

Debt obligations decreased by $174.4 million to $323.9 million at September 30, 2025, from $498.3 million at December 31, 2024, due to maturities and paydowns of our FHLB advances. The weighted average interest rate of FHLB advances was 4.09 percent at September 30, 2025, and 4.35 percent at December 31, 2024. The weighted average maturity of FHLB advances as of September 30, 2025 was 0.61 years. The interest rate of our subordinated debt balances was 9.25 percent at September 30, 2025, and December 31, 2024.

Stockholders’ equity decreased by $5.5 million, or 1.7 percent, to $318.5 million at September 30, 2025, from $323.9 million at December 31, 2024. The decrease was attributable to the decrease in retained earnings of $10.2 million, or 7.2 percent, to $131.7 million at September 30, 2025, from $141.9 million at December 31, 2024, caused largely by the $8.3 million loss in the first quarter of 2025, due to additions to the allowance for credit losses. Offsetting this was a decrease in our accumulated other comprehensive loss due to improvements in our investment portfolio, and an increase in our additional paid in capital.

Third Quarter 2025 Income Statement Review

Net income was $4.3 million for the quarter ended September 30, 2025, and $6.7 million for the quarter ended September 30, 2024. This decrease was due to $1.2 million more in credit loss provisioning and $2.6 million more in non-interest expense for the third quarter of 2025 compared to the third quarter of 2024. This was offset by $1.1 million less in income tax provisioning and $666 thousand more in net interest income for the same period.

BCBP Reports Third Quarter 2025 Results

October 27, 2025

Interest income decreased by $5.6 million, or 11.5 percent, to $43.0 million for the third quarter of 2025 from $48.6 million for the third quarter of 2024. The average balance of interest-earning assets decreased $313.5 million, or 8.8 percent, to $3.265 billion for the third quarter of 2025 from $3.579 billion for the third quarter of 2024, while the average yield decreased 21 basis points to 5.23 percent for the third quarter of 2025 from 5.44 percent for the third quarter of 2024.

Interest expense decreased by $6.3 million to $19.3 million for the third quarter of 2025 from $25.6 million for the third quarter of 2024. The decrease resulted from a decrease in the average rate paid on interest-bearing liabilities of 56 basis points to 3.06 percent for the third quarter of 2025 from 3.62 percent for the third quarter of 2024, while the average balance of interest-bearing liabilities decreased by $318.2 million to $2.505 billion for the third quarter of 2025 from $2.823 billion for the third quarter of 2024.

The net interest margin increased to 2.88 percent for the third quarter of 2025 compared to 2.58 percent for the third quarter of 2024. The increase in the net interest margin compared to the third quarter of 2024 was the result of a decrease in the cost of interest-bearing liabilities, offset by a decrease in the yield on interest-earning assets.

During the third quarter of 2025, the Company recognized $16.9 million in net charge-offs compared to $3.4 million in net charge-offs in the third quarter of 2024. A net charge-off of $12.7 million was recorded in connection with the elimination of previously established specific reserves for a cannabis-related relationship, as disclosed in the first quarter press release. These specific reserves were charged off, and the associated relationship was reclassified under the Other Real Estate Assets category. The Bank had non-accrual loans totaling $93.5 million, or 3.31 percent of gross loans, at September 30, 2025, as compared to $44.7 million, or 1.48 percent of gross loans, at December 31, 2024. The allowance for credit losses on loans was $37.8 million, or 1.34 percent of gross loans, at September 30, 2025, and $34.8 million, or 1.15 percent of gross loans, at December 31, 2024. The provision for credit losses was $4.1 million for the third quarter of 2025 compared to $2.9 million for the third quarter of 2024. Management believes that the allowance for credit losses on loans was adequate at September 30, 2025 and December 31, 2024.

Non-interest income decreased by $382 thousand to $2.7 million for the third quarter of 2025 from $3.1 million in the third quarter of 2024. The decrease in total non-interest income was mainly related to $782 thousand less in realized gains on equity investments and was partially offset by an increase in BOLI income of $279 thousand.

Non-interest expense increased by $2.6 million, or 19.0 percent, to $16.6 million for the third quarter of 2025 when compared to non-interest expense of $13.9 million for the third quarter of 2024. The increase in these expenses for the third quarter of 2025 was primarily driven by salaries and employee benefits, data processing and communication costs and regulatory assessment fees which increased $1.2 million, $366 thousand and $318 thousand, respectively.

The income tax provision decreased by $1.1 million, to $1.5 million for the third quarter of 2025 from $2.7 million for the third quarter of 2024. The consolidated effective tax rate was 26.6 percent for the third quarter of 2025 compared to 28.7 percent for the third quarter of 2024.

Year-to-Date Income Statement Review

Net income decreased by $15.8 million to a loss of $498 thousand for the first nine months of 2025 from earnings of $15.4 million for the first nine months of 2024. The decrease in net income was driven, primarily, by provisioning for loan loss expense being $22.4 million higher, non-interest expense being $3.7 million higher and net interest income being $1.0 million lower. This was partly offset by the income tax provision being lower by $6.7 million and non-interest income being higher by $4.6 million.

Net interest income was $1.0 million lower as interest income decreased by $16.9 million, or 11.5 percent, to $130.4 million for the first nine months of 2025, from $147.4 million for the first nine months of 2024. The average balance of interest-earning assets decreased $301.0 million, or 8.3 percent, to $3.338 billion for the first nine months of 2025, from $3.639 billion for the first nine months of 2024, while the average yield decreased 18 basis points to 5.22 percent from 5.40 percent for the comparable period. The decrease in interest earning assets was primarily a result of loans and interest-bearing bank balances declining $299.4 million and $34.0 million, respectively. This was offset by an increase in investment securities

BCBP Reports Third Quarter 2025 Results

October 27, 2025

of $32.4 million. Offsetting the increase in interest income, interest expense decreased by $15.9 million, or 20.5 percent, to $61.6 million for 2025, from $77.5 million for 2024. This decrease resulted primarily from interest on deposits which decreased $13.4 million. Interest on borrowed money declined $2.5 million for the same period. Average deposits declined $208.0 million and the average rate paid on deposits declined 49 basis points to 2.87 percent from 3.36 percent. Average borrowed funds decreased $100.1 million for the same period. The average rate paid on borrowings increased by 30 basis points to 4.86 percent.

Net interest margin increased to 2.76 percent for the first nine months of 2025, compared to 2.56 percent for the first nine months of 2024. The increase in the net interest margin compared to the prior period was the result of a decrease in the cost of the Company’s interest-bearing liabilities by 39 basis points to 3.19 percent. Offsetting that, somewhat, was a decrease in the rate earned on earning assets, which decreased 18 basis points to 5.22 percent.

During the first nine months of 2025, the Company experienced $26.8 million in net charge offs compared to $6.3 million in net charge offs for the same period in 2024. The provision for credit losses increased from $7.4 million during the first nine months of 2024 to $29.8 million for the first nine months of 2025, primarily driven by a previously reported $13.7 million specific reserve tied to a $34.2 million loan in the cannabis sector. During the third quarter of 2025, this loan was charged off and the underlying collateral is now reported on the balance sheet as other real estate owned. The Company’s cannabis loan portfolio had a balance of $69.1 million as of the end of the third quarter of 2025. The cannabis industry is facing operating challenges and the Bank’s cannabis loan portfolio, largely secured by real estate, poses an increased amount of credit risk. The portfolio has some larger relationships that could require material reserves in future periods if the operating headwinds persist.

Non-interest income increased by $4.6 million to $6.6 million for the first nine months of 2025 from $2.0 million for the first nine months of 2024. In 2024, the Bank recorded a loss on sale of loans of $4.8 million. BOLI and fees and service charges also increased $327 thousand and $259 thousand in 2025. Offsetting this was a decrease in 2025 on realized/unrealized income on equity investments of $913 thousand.

Non-interest expense increased by $3.7 million, or 8.8 percent, to $46.5 million for the first nine months of 2025 from $42.8 million for the same period in 2024. The increase in operating expenses for 2025 was driven primarily by salaries and employee benefits which increased $2.3 million for the first nine months of 2025 compared to the same period in 2024. Data processing costs and professional fees also increased by $731 thousand and $442 thousand, respectively.

The income tax provision decreased by $6.7 million to an income tax benefit of $386 thousand for the first nine months of 2025 when compared to a $6.3 million provision for the same period in 2024. The decrease in the income tax provision was a result of the lower taxable income for the nine months ended September 30, 2025 compared to the same period in 2024.

Asset Quality

During the third quarter of 2025, the Company recognized $16.9 million in net charge offs, compared to $3.4 million in net charge-offs for the third quarter of 2024.

The Bank had non-accrual loans totaling $93.5 million, or 3.31 percent of gross loans, at September 30, 2025, as compared to $35.3 million, or 1.13 percent of gross loans, at September 30, 2024. The allowance for credit losses was $37.8 million, or 1.34 percent of gross loans, at September 30, 2025, and $34.7 million, or 1.11 percent of gross loans, at September 30, 2024. The allowance for credit losses was 40.4 percent of non-accrual loans at September 30, 2025, and 98.2 percent of non-accrual loans at September 30, 2024.

BCBP Reports Third Quarter 2025 Results

October 27, 2025

About BCB Bancorp, Inc.

Established in 2000 and headquartered in Bayonne, N.J., BCB Community Bank is the wholly-owned subsidiary of BCB Bancorp, Inc. (NASDAQ: BCBP). The Bank has twenty-three branch offices in Bayonne, Edison, Hoboken, Fairfield, Holmdel, Jersey City, Lyndhurst, Maplewood, Monroe Township, Newark, Parsippany, Plainsboro, River Edge, Rutherford, South Orange, Union, and Woodbridge, New Jersey, and four branches in Hicksville and Staten Island, New York. The Bank provides businesses and individuals a wide range of loans, deposit products, and retail and commercial banking services. For more information, please go to www.bcb.bank.

Forward-Looking Statements

This release, like many written and oral communications presented by BCB Bancorp, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

The most significant factors that could cause future results to differ materially from those anticipated by our forward-looking statements include the ongoing impact of the Federal budget stalemate in Congress, global tariffs imposed by the Trump administration, higher inflation levels, and general economic and recessionary concerns, all of which could impact economic growth and could cause increased loan delinquencies, a reduction in financial transactions and business activities, including decreased deposits and reduced loan originations. Other factors that could cause future results to vary materially from current management expectations as reflected in our forward-looking statements include, but are not limited to: our ability to manage liquidity and capital in a rapidly changing and unpredictable market, supply chain disruptions, labor shortages, the global impact of the military conflicts in the Ukraine and the Middle East; unfavorable economic conditions in the United States generally and particularly in our primary market area; the Company’s ability to effectively attract and deploy deposits; changes in the Company’s corporate strategies, the composition of its assets, or the way in which it funds those assets; shifts in investor sentiment or behavior in the securities, capital, or other financial markets, including changes in market liquidity or volatility; the effects of declines in real estate values that may adversely impact the collateral underlying our loans; increase in unemployment levels and slowdowns in economic growth; our level of non-performing assets and the costs associated with resolving any problem loans including litigation and other costs; the impact of changes in interest rates and the credit quality and strength of underlying collateral and the effect of such changes on the market value of our loan and investment securities portfolios; the credit risk associated with our loan portfolio; changes in the quality and composition of the Bank’s loan and investment portfolios; changes in our ability to access cost-effective funding; deposit flows; legislative and regulatory changes, including increases in Federal Deposit Insurance Corporation, or FDIC, insurance rates; monetary and fiscal policies of the federal and state governments; changes in tax policies, rates and regulations of federal, state and local tax authorities; demands for our loan products; demand for financial services; competition; changes in the securities or secondary mortgage markets; changes in management’s business strategies; changes in consumer spending; our ability to hire and retain key employees; the effects of any reputational, credit, interest rate, market, operational, legal, liquidity, or regulatory risk; expanding regulatory requirements which could adversely affect operating results; civil unrest in the communities that we serve; and other factors discussed elsewhere in this report, and in other reports we filed with the SEC, including under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K filed for the year ended December 31, 2024, and our other periodic reports that we file with the SEC.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

BCBP Reports Third Quarter 2025 Results

October 27, 2025

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release also contains certain supplemental Non-GAAP information that the Company’s management uses in its analysis of the Company’s financial results. The Company’s management believes that providing this information to analysts and investors allows them to better understand and evaluate the Company’s financial results for the periods in question.

The Company provides measurements and ratios based on tangible stockholders’ equity and efficiency ratios. These measures are utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, the Company’s management believes that such information is useful to investors. For a reconciliation of GAAP to Non-GAAP financial measures included in this press release, see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

BCBP Reports Third Quarter 2025 Results

October 27, 2025

	Statements of Operations - Three Months Ended,
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025 vs. June 30, 2025	September 30, 2025 vs. September 30, 2024
	(In thousands, except per share amounts, Unaudited)
Interest and dividend income:
Loans, including fees	$38,278	$38,650	$42,857	-1.0%	-10.7%
Mortgage-backed securities	843	765	303	10.2%	178.2%
Other investment securities	1,114	1,057	994	5.4%	12.1%
FHLB stock and other interest-earning assets	2,807	2,709	4,472	3.6%	-37.2%

Total interest and dividend income	43,042	43,181	48,626	-0.3%	-11.5%

Interest expense:
Deposits:
Demand	5,608	5,584	5,686	0.4%	-1.4%
Savings and club	233	217	146	7.4%	59.6%
Certificates of deposit	9,445	9,170	13,670	3.0%	-30.9%

	15,286	14,971	19,502	2.1%	-21.6%
Borrowings	4,045	5,108	6,079	-20.8%	-33.5%

Total interest expense	19,331	20,079	25,581	-3.7%	-24.4%

Net interest income	23,711	23,102	23,045	2.6%	2.9%
Provision for credit losses	4,080	4,891	2,890	-16.6%	41.2%

Net interest income after provision for credit losses	19,631	18,211	20,155	7.8%	-2.6%

Non-interest income income :
Fees and service charges	1,311	1,305	1,196	0.5%	9.6%
Gain on sales of loans	21	-	35	0.0%	-40.0%
Realized and unrealized gain (loss) on equity investments	350	(108)	1,132	-424.1%	-69.1%
Bank-owned life insurance (“BOLI”) income	931	786	652	18.4%	42.8%
Other	132	93	112	41.9%	17.9%

Total non-interest income	2,745	2,076	3,127	32.2%	-12.2%

Non-interest expense:
Salaries and employee benefits	8,324	7,713	7,139	7.9%	16.6%
Occupancy and equipment	2,562	2,502	2,591	2.4%	-1.1%
Data processing and communications	2,047	2,046	1,681	0.0%	21.8%
Professional fees	800	767	618	4.3%	29.4%
Director fees	305	313	351	-2.6%	-13.1%
Regulatory assessment fees	984	804	666	22.4%	47.7%
Advertising and promotions	284	216	182	31.5%	56.0%
Other	1,264	907	701	39.4%	80.3%

Total non-interest expense	16,570	15,268	13,929	8.5%	19.0%

Income before income tax provision	5,806	5,019	9,353	15.7%	-37.9%
Income tax provision	1,544	1,455	2,685	6.1%	-42.5%

Net Income	4,262	3,564	6,668	19.6%	-36.1%
Preferred stock dividends	482	482	475	0.0%	1.5%

Net Income available to common stockholders	$3,780	$3,082	$6,193	22.6%	-39.0%

Net Income per common share-basic and diluted
Basic	$0.22	$0.18	$0.36	22.0%	-39.0%

Diluted	$0.22	$0.18	$0.36	22.0%	-39.0%

Weighted average number of common shares outstanding
Basic	17,207	17,175	17,039	0.2%	1.0%

Diluted	17,207	17,175	17,064	0.2%	0.8%

BCBP Reports Third Quarter 2025 Results

October 27, 2025

	Statements of Operations - Nine Months Ended,		September 30, 2025 vs. September 30,
	September 30, 2025	September 30, 2024	2024
	(In thousands, except per share amounts, Unaudited)
Interest and dividend income:
Loans, including fees	$115,855	$130,615	-11.3%
Mortgage-backed securities	2,169	905	139.7%
Other investment securities	3,139	2,975	5.5%
FHLB stock and other interest-earning assets	9,252	12,861	-28.1%

Total interest and dividend income	130,415	147,356	-11.5%

Interest expense:
Deposits:
Demand	16,610	16,292	2.0%
Savings and club	601	464	29.5%
Certificates of deposit	29,377	43,224	-32.0%

	46,588	59,980	-22.3%
Borrowings	15,009	17,549	-14.5%

Total interest expense	61,597	77,529	-20.5%

Net interest income	68,818	69,827	-1.4%
Provision for credit losses	29,816	7,416	302.0%

Net interest income after provision for credit losses	39,002	62,411	-37.5%

Non-interest income :
Fees and service charges	3,789	3,530	7.3%
Gain (loss) on sales of loans	21	(4,771)	-100.4%
Realized and unrealized gain on equity investments	127	1,040	-87.8%
Bank-owned life insurance (“BOLI”) income	2,325	1,998	16.4%
Other	350	205	70.7%

Total non-interest income	6,612	2,002	230.3%

Non-interest expense:
Salaries and employee benefits	23,440	21,112	11.0%
Occupancy and equipment	7,787	7,764	0.3%
Data processing and communications	5,937	5,206	14.0%
Professional fees	2,259	1,817	24.3%
Director fees	1,036	882	17.5%
Regulatory assessments	2,497	2,761	-9.6%
Advertising and promotions	679	651	4.3%
Other	2,863	2,561	11.8%

Total non-interest expense	46,498	42,754	8.8%

(Loss) Income before income tax provision (benefit) provision	(884)	21,659	-104.1%
Income tax (benefit) provision	(386)	6,308	-106.1%

Net (Loss) Income	(498)	15,351	-103.2%
Preferred stock dividends	1,446	1,357	6.6%

Net (Loss) Income available to common stockholders	$(1,944)	$13,994	-113.9%

Net (Loss) Income per common share-basic and diluted
Basic	$(0.11)	$0.82	-113.8%

Diluted	$(0.11)	$0.82	-113.8%

Weighted average number of common shares outstanding
Basic	17,165	16,991	1.0%

Diluted	17,165	16,992	1.0%

BCBP Reports Third Quarter 2025 Results

October 27, 2025

					Sept 30, 2025 vs.
Statements of Financial Condition				Sept 30, 2025 vs.	December 31,
	September 30, 2025	June 30, 2025	December 31, 2024	June 30, 2025	2024
	(In Thousands, Unaudited)
ASSETS
Cash and amounts due from depository institutions	$13,090	$11,939	$14,075	9.6%	-7.0%
Interest-earning deposits	236,524	194,913	303,207	21.3%	-22.0%

Total cash and cash equivalents	249,614	206,852	317,282	20.7%	-21.3%

Interest-earning time deposits	735	735	735	—	—
Debt securities available for sale	115,693	130,776	101,717	-11.5%	13.7%
Equity investments	9,599	9,249	9,472	3.8%	1.3%
Loans held for sale	—	488	—	-100.0%	—
Loans receivable, net of allowance for credit losses on loans of $37,803, $50,658 and $34,789, respectively	2,788,932	2,860,453	2,996,259	-2.5%	-6.9%
Federal Home Loan Bank of New York (“FHLB”) stock, at cost	16,281	18,762	24,272	-13.2%	-32.9%
Premises and equipment, net	12,139	12,253	12,569	-0.9%	-3.4%
Accrued interest receivable	15,800	15,847	15,176	-0.3%	4.1%
Other real estate owned	20,077	—	—	—	—
Deferred income taxes	21,544	21,750	17,181	-0.9%	25.4%
Goodwill and other intangibles	5,253	5,253	5,253	0.0%	0.0%
Operating lease right-of-use asset	11,257	12,006	12,686	-6.2%	-11.3%
Bank-owned life insurance (“BOLI”)	78,365	77,434	76,040	1.2%	3.1%
Other assets	7,776	8,603	10,476	-9.6%	-25.8%

Total Assets	$3,353,065	$3,380,461	$3,599,118	-0.8%	-6.8%

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest bearing deposits	$536,908	$539,093	$520,387	-0.4%	3.2%
Interest bearing deposits	2,150,479	2,122,441	2,230,471	1.3%	-3.6%

Total deposits	2,687,387	2,661,534	2,750,858	1.0%	-2.3%
FHLB advances	280,774	335,636	455,361	-16.3%	-38.3%
Subordinated debentures	43,148	43,086	42,961	0.1%	0.4%
Operating lease liability	11,737	12,479	13,139	-5.9%	-10.7%
Other liabilities	11,566	11,991	12,874	-3.5%	-10.2%

Total Liabilities	3,034,612	3,064,726	3,275,193	-1.0%	-7.3%

STOCKHOLDERS’ EQUITY
Preferred stock: $0.01 par value, 10,000 shares authorized	—	—	—	—	—
Additional paid-in capital preferred stock	25,243	25,243	24,723	0.0%	2.1%
Common stock: no par value, 40,000 shares authorized	—	—	—	—	—
Additional paid-in capital common stock	202,843	202,311	200,935	0.3%	0.9%
Retained earnings	131,670	130,627	141,853	0.8%	-7.2%
Accumulated other comprehensive loss	(2,956)	(4,099)	(5,239)	-27.9%	-43.6%
Treasury stock, at cost	(38,347)	(38,347)	(38,347)	0.0%	0.0%

Total Stockholders’ Equity	318,453	315,735	323,925	0.9%	-1.7%

Total Liabilities and Stockholders’ Equity	$3,353,065	$3,380,461	$3,599,118	-0.8%	-6.8%

Outstanding common shares	17,228	17,194	17,063

BCBP Reports Third Quarter 2025 Results

October 27, 2025

	Three Months Ended September 30,
	2025			2024
	Average Balance	Interest Earned/Paid	Average Yield/Rate (3)	Average Balance	Interest Earned/Paid	Average Yield/Rate (3)
	(Dollars in thousands)
Interest-earning assets:
Loans Receivable (4)(5)	$2,879,810	$38,278	5.27%	$3,159,574	$42,857	5.43%
Investment Securities	134,419	1,957	5.82%	96,893	1,297	5.35%
Other Interest-earning assets (6)	250,869	2,807	4.44%	322,154	4,472	5.55%

Total Interest-earning assets	3,265,098	43,042	5.23%	3,578,621	48,626	5.44%

Non-interest-earning assets	115,212			124,254

Total assets	$3,380,310			$3,702,875

Interest-bearing liabilities:
Interest-bearing demand accounts	$504,860	$2,057	1.62%	$553,506	$2,509	1.81%
Money market accounts	432,922	3,551	3.25%	369,329	3,177	3.44%
Savings accounts	258,165	233	0.36%	258,158	146	0.23%
Certificates of Deposit	978,503	9,445	3.83%	1,123,960	13,670	4.86%

Total interest-bearing deposits	2,174,450	15,286	2.79%	2,304,953	19,502	3.38%
Borrowed funds	330,694	4,045	4.85%	518,385	6,079	4.69%
Total interest-bearing liabilities	2,505,144	19,331	3.06%	2,823,338	25,581	3.62%

Non-interest-bearing liabilities	559,185			557,754

Total liabilities	3,064,329			3,381,092
Stockholders’ equity	315,981			321,783

Total liabilities and stockholders’ equity	$3,380,310			$3,702,875

Net interest income		$23,711			$23,045

Net interest rate spread(1)			2.17%			1.82%

Net interest margin(2)			2.88%			2.58%

(1)	Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(2)	Net interest margin represents net interest income divided by average total interest-earning assets.
(3)	Annualized.
(4)	Excludes allowance for credit losses.
(5)	Includes non-accrual loans.
(6)	Includes Federal Home Loan Bank of New York Stock.

BCBP Reports Third Quarter 2025 Results

October 27, 2025

	Nine Months Ended September 30,
	2025			2024
	Average Balance	Interest Earned/Paid	Average Yield/Rate (3)	Average Balance	Interest Earned/Paid	Average Yield/Rate (3)
	(Dollars in thousands)
Interest-earning assets:
Loans Receivable (4)(5)	$2,935,643	$115,855	5.28%	$3,235,048	$130,615	5.38%
Investment Securities	128,570	5,308	5.52%	96,136	3,880	5.38%
Other interest-earning assets (6)	273,678	9,252	4.52%	307,726	12,861	5.57%

Total Interest-earning assets	3,337,891	130,415	5.22%	3,638,910	147,356	5.40%

Non-interest-earning assets	118,092			124,401

Total assets	$3,455,983			$3,763,311

Interest-bearing liabilities:
Interest-bearing demand accounts	$531,311	$6,656	1.67%	$553,363	$7,018	1.69%
Money market accounts	415,214	9,954	3.21%	369,542	9,274	3.35%
Savings accounts	256,384	601	0.31%	267,900	464	0.23%
Certificates of Deposit	968,338	29,377	4.06%	1,188,454	43,224	4.85%

Total interest-bearing deposits	2,171,247	46,588	2.87%	2,379,259	59,980	3.36%
Borrowed funds	413,133	15,009	4.86%	513,193	17,549	4.56%

Total interest-bearing liabilities	2,584,380	61,597	3.19%	2,892,452	77,529	3.57%

Non-interest-bearing liabilities	553,396			551,919

Total liabilities	3,137,776			3,444,371
Stockholders’ equity	318,207			318,940

Total liabilities and stockholders’ equity	$3,455,983			$3,763,311

Net interest income		$68,818			$69,827

Net interest rate spread(1)			2.04%			1.83%

Net interest margin(2)			2.76%			2.56%

(1)	Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(2)	Net interest margin represents net interest income divided by average total interest-earning assets.
(3)	Annualized.
(4)	Excludes allowance for credit losses.
(5)	Includes non-accrual loans.
(6)	Includes Federal Home Loan Bank of New York Stock.

BCBP Reports Third Quarter 2025 Results

October 27, 2025

	Financial Condition data by quarter
	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
	(In thousands, except book values)
Total assets	$3,353,065	$3,380,461	$3,473,822	$3,599,118	$3,613,770
Cash and cash equivalents	249,614	206,852	252,750	317,282	243,123
Securities	125,292	140,025	125,853	111,189	108,302
Loans receivable, net	2,788,932	2,860,453	2,917,610	2,996,259	3,087,914
Deposits	2,687,387	2,661,534	2,686,508	2,750,858	2,724,580
Borrowings	323,922	378,722	448,523	498,322	533,466
Stockholders’ equity	318,453	315,735	314,722	323,925	328,113
Book value per common share[1]	$17.02	$16.89	$16.87	$17.54	$17.50
Tangible book value per common share[2]	$16.71	$16.59	$16.56	$17.23	$17.19

	Operating data by quarter
	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
	(In thousands, except for per share amounts)
Net interest income	$23,711	$23,102	$22,005	$22,194	$23,045
Provision for credit losses	4,080	4,891	20,845	4,154	2,890
Non-interest income	2,745	2,076	1,791	938	3,127
Non-interest expense	16,570	15,268	14,660	14,367	13,929
Income tax expense (benefit)	1,544	1,455	(3,385)	1,339	2,685

Net income (loss)	$4,262	$3,564	$(8,324)	$3,272	$6,668

Net income (loss) per diluted share	$0.22	$0.18	$(0.51)	$0.16	$0.36

Common Dividends declared per share	$0.16	$0.16	$0.16	$0.16	$0.16

	Financial Ratios(3)
	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
Return on average assets	0.50%	0.42%	(0.95%)	0.36%	0.72%
Return on average stockholders’ equity	5.35%	4.55%	(10.40%)	4.04%	8.29%
Net interest margin	2.88%	2.80%	2.59%	2.53%	2.58%
Stockholders’ equity to total assets	9.50%	9.34%	9.06%	9.00%	9.08%
Efficiency Ratio[4]	62.63%	60.64%	61.61%	62.11%	53.22%

	Asset Quality Ratios
	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
	(In thousands, except for ratio %)
Non-Accrual Loans	$93,517	$101,764	$99,833	$44,708	$35,330
Non-Accrual Loans as a % of Total Loans	3.31%	3.50%	3.36%	1.48%	1.13%
ACL as % of Non-Accrual Loans	40.4%	49.8%	51.6%	77.8%	98.2%
Individually Analyzed Loans	129,358	153,428	122,517	83,399	66,048
Classified Loans	228,255	266,847	251,989	152,714	98,316

(1)	Calculated by dividing stockholders’ equity, less preferred equity, to shares outstanding.
(2)

Calculated by dividing tangible stockholders’ common equity, a non-GAAP measure, by shares outstanding. Tangible stockholders’ common equity is stockholders’ equity less goodwill and preferred stock. See “Reconciliation of GAAP to Non-GAAP Financial Measures by quarter.”

(3)	Ratios are presented on an annualized basis, where appropriate.
(4)

The Efficiency Ratio, a non-GAAP measure, was calculated by dividing non-interest expense by the total of net interest income and non-interest income. See “Reconciliation of GAAP to Non-GAAP Financial Measures by quarter.”

BCBP Reports Third Quarter 2025 Results

October 27, 2025

	Recorded Investment in Loans Receivable by quarter
	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
	(In thousands)
Residential one-to-four family	$227,140	$230,917	$232,456 $	239,870	$241,050
Commercial and multi-family	2,135,385	2,177,268	2,221,218	2,246,677	2,296,886
Construction	110,824	116,214	118,779	135,434	146,471
Commercial business	279,976	315,333	330,358	342,799	371,365
Home equity	73,566	71,587	66,479	66,769	67,566
Consumer	2,042	2,075	2,271	2,235	2,309

	$2,828,933	$2,913,394	$2,971,561	$3,033,784	$3,125,647
Less:
Deferred loan fees, net	(2,198)	(2,283)	(2,467)	(2,736)	(3,040)
Allowance for credit losses	(37,803)	(50,658)	(51,484)	(34,789)	(34,693)

Total loans, net	$2,788,932	$2,860,453	$2,917,610	$2,996,259	$3,087,914

	Non-Accruing Loans in Portfolio by quarter
	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
	(In thousands)
Residential one-to-four family	$1,410	$1,436	$1,138 $	1,387	$410
Commercial and multi-family	70,546	91,480	89,296	32,974	27,693
Construction	2,310	586	586	586	586
Commercial business	18,777	7,769	8,374	9,530	6,498
Home equity	474	493	439	231	123
Consumer	—	—	—	—	20

Total:	$93,517	$101,764	$99,833 $	44,708	$35,330

	Distribution of Deposits by quarter
	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
	(In thousands)
Demand:
Non-Interest Bearing	$536,908	$539,093	$542,620 $	520,387	$528,089
Interest Bearing	477,427	503,336	537,468	553,731	527,862
Money Market	422,424	428,397	405,793	395,004	366,655

Sub-total:	$1,436,759	$1,470,826	$1,485,881	$1,469,122	$1,422,606
Savings and Club	254,554	258,585	254,732	252,491	255,115
Certificates of Deposit	996,074	932,123	945,895	1,029,245	1,046,859

Total Deposits:	$2,687,387	$2,661,534	$2,686,508	$2,750,858	$2,724,580

BCBP Reports Third Quarter 2025 Results

October 27, 2025

	Reconciliation of GAAP to Non-GAAP Financial Measures by quarter
	Tangible Book Value per Share
	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
	(In thousands, except per share amounts)
Total Stockholders’ Equity	$318,453	$315,735	$314,722	$323,925	$328,113
Less: goodwill	5,253	5,253	5,253	5,253	5,253
Less: preferred stock	25,243	25,243	25,243	24,723	29,763

Total tangible common stockholders’ equity	287,957	285,239	284,226	293,949	293,097
Shares common shares outstanding	17,228	17,194	17,163	17,063	17,048
Book value per common share	$17.02	$16.89	$16.87	$17.54	$17.50

Tangible book value per common share	$16.71	$16.59	$16.56	$17.23	$17.19

	Efficiency Ratios
	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
	(In thousands, except for ratio %)
Net interest income	$23,711	$23,102	$22,005	$22,194	$23,045
Non-interest income	2,745	2,076	1,791	938	3,127

Total income	26,456	25,178	23,796	23,132	26,172
Non-interest expense	16,570	15,268	14,660	14,367	13,929

Efficiency Ratio	62.63%	60.64%	61.61%	62.11%	53.22%